TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”), dated this 25th day of February, 2020, is entered into by and between FARO Technologies, Inc. (the “Company”), and Jody S. Gale (“Gale”).

Recitals

WHEREAS, in connection with Gale’s separation from the Company, and in order to promote a smooth and amicable transition of duties, the Company has decided to offer the separation compensation and the other consideration described herein, conditioned upon Gale’s compliance with the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreement

1.Transition.

a.Resignation. Gale’s resignation from the position of Senior Vice President, General Counsel and Secretary and from any other positions or appointments that he may hold by or through the Company and its affiliates, including as an officer or director of any subsidiary of the Company, is effective February 20, 2020 (the “Resignation Date”). Gale agrees to execute, promptly upon request by the Company or any of its affiliates, any additional documents necessary to effectuate such resignations. After the Resignation Date, Gale will no longer be authorized or permitted to incur any expenses, obligations or liabilities on behalf of the Company or engage in any duties and responsibilities except the Transition Duties outlined below.

b.Transition Duties. After the Resignation Date and continuing to March 31, 2020 (the “Transition Period”), Gale shall continue as an at-will employee of the Company to perform the transition duties outlined herein (the “Transition Duties”); provided that the Transition Period shall automatically continue unless either party provides 10 days’ advanced written notice of its intention to end the Transition Period. . In recognition of Gale’s stated desire to pursue outside interests, it is anticipated that the Transition Duties will not require Gale’s full-time attention, and the Company understands and accepts that Gale may work remotely as necessary during the Transition Period. Gale shall work at the direction of the Company’s Chief Financial Officer towards achieving a smooth transition of authority and operations to the Company’s employees designated by the Company’s Chief Financial Officer, providing assistance and input concerning ongoing work-related matters in order to effectively transition matters to other staff, and performing other duties as reasonably directed by the Chief Financial Officer. Gale acknowledges and agrees that his employment with the Company will terminate at the conclusion of the Transition Period.

c.Indemnification. The Company shall, to the fullest extent permitted by the Company’s articles of incorporation or bylaws or as required by the Florida Business Corporation Act (“FBCA”), indemnify Gale against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceeding to which Gale is a party or in which Gale is deposed or called to testify as a witness because of his performance of the Transition Duties, including without limitation in connection with the transition of his duties as an officer or director of any of the Company’s subsidiaries following the Resignation Date. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which Gale may be entitled under any written agreement, the Company’s articles of incorporation, bylaws, the FBCA, or otherwise.

2.Consideration. The Company agrees to pay Gale the following consideration (the “Separation Compensation”), contingent upon Gale’s execution of this Agreement and the Release attached hereto as Exhibit A, and Gale’s continued full compliance with the terms of this Agreement:

a.In consideration for valuable consideration provided under this Agreement, the Company will continue to pay Gale his existing base salary of $372,860, payable in biweekly installments during the Transition Period consistent with the Company’s current payroll practices. Gale will not receive a bonus payment under the Company’s short-term cash incentive program in respect of performance for any part of 2019 or 2020. During the Transition Period and with respect to fulfilling his obligations under Section 7, Gale shall be entitled to out of pocket expense reimbursement consistent with the Company’s travel and expense policy.

b.In consideration for Gale agreeing to the covenants set forth in Sections 3, 5, 7, 8 and 9 of this Agreement and the Release attached hereto as Exhibit A:

i.the Company will continue to pay Gale his existing base salary of $372,860, payable in biweekly installments over a period of twelve (12) months following the expiration of the Transition Period consistent with the Company’s current payroll practices;

ii.any outstanding and unvested stock options held by Gale shall become fully exercisable as of the expiration of the Transition Period, and such stock options shall thereafter continue or lapse in accordance with the other provisions of the applicable award certificate;

iii.any outstanding restricted stock units held by Gale shall become fully vested as of the expiration of the Transition Period and shall immediately convert to shares of Company common stock as of the expiration of the Transition Period;

provided, however that in the case of both (ii) and (iii) above, if Gale breaches any of the covenants set forth in Sections 3, 5, 7, 8 or 9 of this Agreement in any material respect, his outstanding stock options shall terminate immediately and automatically upon such breach and shall not be exercisable following such breach regardless of the vested status of such stock options, and Gale’s unvested restricted stock units shall be immediately and automatically forfeited upon such breach, in each case without further consideration or any act or action by Gale, and in the case of (i) above, if Gale breaches any of the covenants set forth in Sections 3, 5, 7, 8 or 9 of this Agreement in any material respect, the Company’s obligation to continue making the payments specified in (i) above shall immediately stop.

c.The payments and other consideration described in Sections 2(a) and 2(b) shall be minus the deductions the Company considers appropriate for any local, state and federal income taxes, Social Security, Medicare and other analogous withholdings. The Company’s agreement to make the payments described in Sections 2(a) and 2(b) is specifically contingent upon Gale executing this Agreement, not revoking the Agreement, as set forth in Section 11(f) below, and complying with its terms, and Gale’s agreement to execute the Release attached hereto as Exhibit A, and not revoking the Release, at the end of the Transition Period. To the extent the Separation Compensation becomes payable pursuant to the terms of this Agreement, the Company will begin to make such payments within five (5) business days (or, if later, on the first payroll date) after the Effective Date of the Release attached hereto as Exhibit A.

d.Gale’s health insurance benefits with the Company shall continue on the same terms and conditions during the Transition Period, and cease to be effective at the conclusion of the Transition Period. Gale shall be offered COBRA continuation following the conclusion of the Transition Period to the extent required by law and provided that Gale timely elects continuation of medical benefits pursuant to COBRA, and does not become eligible for medical benefits under any other employer plan, the Company will reimburse Gale the monthly COBRA payment which Gale makes, for a period not to exceed twelve (12) months. The extent to which Gale may continue to participate in the Company’s other employee benefit plans during the Transition Period will be determined in accordance with the written terms of the applicable written plan documents and insurance contracts governing those employee benefit plans.

3.General Release and Covenant Not to Sue. In return for the Separation Compensation described in Section 2(b), Gale fully and forever discharges and releases the Company, its subsidiaries and affiliates, and each of their respective officers, directors, managers, employees, agents, attorneys and successors and assigns (collectively, the “FARO Companies”) from any and all claims or causes of action, known or unknown, for relief of any nature, arising on or before the date of this Agreement, which Gale now has or claims to have or which Gale at any time prior to signing this Agreement had, against the FARO Companies, including, but in no way limited to: any claim arising from or related to Gale’s employment by FARO or the termination of Gale’s employment with FARO, including but not limited to any claim under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981, the Americans With Disabilities Act (“ADA”), the Family and Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act (“ERISA”), the Equal Pay Act (“EPA”), the Occupational Safety and Health Act (“OSHA”), the Florida Civil Rights Act, Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.), Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.), Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.), Florida Minimum Wage Act (§ 448.110, Fla. Stat.), Article X, and Section 24 of the Florida Constitution (Fla. Const. art. X, § 24) and any and all other local, state, and federal law claims arising under statute or common law. Gale also agrees not to file a lawsuit against any of the FARO Companies in connection with such released claims. Gale agrees that if anyone makes a claim or undertakes an investigation involving him in any way, Gale waives any and all rights and claims to financial recovery resulting from such claim or investigation. Gale further represents that he has not assigned to any other person any of such claims, and that he has the full right to grant this release. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. By signing this Agreement, Gale acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims. Notwithstanding the foregoing, nothing in this Section 3 shall affect Gale’s right to indemnification pursuant to Article 6 of the Company’s Amended and Restated Articles of Incorporation.

4.No Admission of Liability. The signing of this Agreement, the payment of the Separation Compensation, and the conferring of any other consideration upon Gale is not an admission by the Company of fault or potential liability on the part of the Company. Rather, this Agreement is entered into in an effort to provide Gale with a separation package and to end the parties’ employment relationship on an amicable basis. Gale agrees that neither this Agreement nor any of its terms shall be offered or admitted into evidence or referenced in any judicial or administrative proceedings for the purpose or with the effect of attempting to prove fault or liability on the part of the Company, except as may be necessary to consummate or enforce the express terms of this Agreement.

5.Confidentiality and Non-Disparagement.

a.Gale agrees not to disclose confidential, sensitive, or proprietary information concerning the Company obtained by him during his employment with the Company. For purposes of this Agreement, “confidential, sensitive, or proprietary” information would include, without limitation, all materials and information (whether written or not) about the Company’s services, products, processes, research, customers, personnel, finances, purchasing, sales, marketing, accounting, costs, pricing, improvements, discoveries, software, business methods and formulas, inventions, and other business aspects of the Company which are not generally known and accessible to the public at large or which provide the Company with a competitive advantage.

b.Gale agrees that he will not: (1) make any statements to representatives of any press or media, Company employee, government entity, customer or vendor, which is disparaging of the Company, its reputation, or the character, competence or reputation of any officer, director, executive, employee, partner, or agent of the Company or any of its affiliated entities; (2) directly or indirectly provide information, issue statements, or take any action that would be reasonably likely to damage the Company’s reputation, cause the Company embarrassment or humiliation, or otherwise cause or contribute to the Company being held in disrepute; (3) directly or indirectly seek to cause any person or organization to discontinue or limit their current employment or business relationship with the Company; or (4) encourage or assist others to issue such statements or take such actions prohibited in this Section.

c.Nothing contained in this Agreement limits Gale’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits Gale’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Gale’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If Gale files any charge or complaint with any

Government Agency and if the Government Agency pursues any claim on Gale’s behalf, or if any other third party pursues any claim on Gale’s behalf, Gale waives any right to monetary or other individualized relief (either individually or as part of any collective or class action); provided that nothing in this Agreement limits any right Gale may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. In addition, pursuant to the federal Defend Trade Secrets Act of 2016, Gale shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6.Return of Property. Gale agrees that no later than the conclusion of the Transition Period he will have returned all Company business records and property, including as applicable all financial files, notes, computer, cell phone, keys, contracts, employee records, files, correspondence, thumb drives, or the like containing information which was provided by the Company or obtained as a result of Gale’s employment relationship with the Company.
7.Future Assistance. In partial consideration for receiving the Separation Compensation, Gale agrees that after the Transition Period, he will reasonably cooperate and make himself reasonably available to the Company in the event his assistance is needed to locate, understand, or clarify work previously performed by him or other work-related issues relating to his employment. Gale further agrees, upon the Company’s request, to cooperate, assist and make himself reasonably available to the Company or its attorneys, on an as-needed basis, to provide information related to the Company’s financial statements, as well as any lawsuits which are pending or which may arise in the future, related in any way to issues of which Gale had personal knowledge or involvement during the term of employment with the Company. This may include, but is not limited to, making himself reasonably available to provide information to the Company’s attorneys, providing truthful and accurate sworn testimony in the form of deposition, affidavit and/or otherwise requested by the Company or providing testimony to government agencies. Given Gale’s position as an executive employee, if he is contacted by a governmental agency to provide information related to the Company, he agrees to contact the Company’s General Counsel prior to providing any information or response to the governmental agency in order to provide the Company with a meaningful opportunity to respond to such a request. To the extent permitted by applicable law, Gale also agrees to permit the Company’s attorneys to be present during any interview he may be required to give with any governmental entity.

8.Non-Competition. In order to protect the Company’s trade secrets and confidential information, third-party goodwill and other legitimate business interests, Gale acknowledges and agrees that during the Transition Period and for a period of two (2) years after the conclusion of the Transition Period (the “Restricted Period”), Gale will not, without the Company’s express written permission, directly or indirectly, assist, be employed by, consult with, or provide services to any FARO Competitor. Gale understands and agrees that, during the Restricted Period, he is and will be subject to the restrictions set forth in this Section 8 in any geographic territory where the Company conducts business, including without limitation, the continental United States, Europe and Asia. “FARO Competitor” means (i) any business or enterprise that provides goods and/or services similar to or competitive with the Company (each such business or enterprise, a “Competitor”), or (ii) any of such Competitor’s subsidiaries, affiliates, agents or distributors, irrespective of whether the subsidiary, affiliate, agent or distributor itself provides goods and/or services similar to or competitive with the Company. As used in this definition, “affiliate” includes any entity, business or enterprise that, directly or indirectly, controls a Competitor or is under common control through another person or entity with a Competitor. The terms “controls,” “controlled by,” and “under common control” mean, when used with respect to any specified legal entity, the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “assist” includes any direct or indirect interest in any enterprise, whether as a stockholder, member, partner, joint venture, franchisor, franchisee, executive, consultant or otherwise (other than by ownership of less than two percent (2%) of the stock of a publicly held corporation) or rendering any direct or indirect service or assistance to any FARO Competitor.

9.Non-Solicitation. During the Restricted Period, Gale shall not, without the prior written permission of the Company, directly or indirectly, for himself or on behalf of any other person or entity, (i) solicit, call upon, encourage or contact, or attempt to solicit, call upon, encourage or contact any customer or prospective customer of the Company or any of its subsidiaries for purposes of providing products or services competitive with those products or services offered by the Company or any of its subsidiaries or causing such person or entity to terminate their business relationship with the Company or any of its subsidiaries, or (ii) solicit or induce, or attempt to solicit or induce, any employee of the Company or any of its subsidiaries to terminate his or her relationship with the Company or any of its subsidiaries and/or to enter into an employment or agency relationship with Gale or with any other person or entity with whom Gale is affiliated, provided that the restriction in this Section 9 shall apply only to employees of the Company or any of its subsidiaries with whom Gale worked by virtue of and during his employment with the Company.

10.Section 409A. The provisions of this Agreement will be administered, interpreted and construed in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended, the regulations issued thereunder, or any exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Each payment under this Agreement shall be considered a separate and distinct payment. Gale shall have no right to designate the date of any payment under this Agreement. Gale will not be considered to have terminated employment with the Company and its affiliates for purposes of any payments under this Agreement which are subject to Section 409A until Gale would be considered to have incurred a “separation from service” (within the meaning of Section 409A). To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable pursuant to this Agreement or any other arrangement between Gale and the Company and its affiliates during the six (6) month period immediately following Gale’s separation from service will instead be paid on the first business day after the date that is six (6) months following Gale’s separation from service (or, if earlier, Gale’s date of death). Nothing contained in this Agreement shall constitute any representation or warranty by the Company regarding compliance with Section 409A or any other applicable provision of federal, state, local or other tax law. The Company has no obligation to take any action to prevent the assessment of any tax under Section 409A or any other applicable provision of federal, state, local or other tax law, and neither the Company, nor any of the FARO Companies, shall have any liability to Gale or any other person with respect thereto.

11.Miscellaneous.

a.Gale shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by the Company as a result of Gale’s material breach of this Agreement. The Company shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by Gale as a result of the Company’s material breach of this Agreement.

b.Gale agrees that the Company shall have no other obligations or liabilities to him except as provided herein. This Agreement shall be construed as a whole in accordance with its fair meaning and the laws of the State of Florida. Any dispute under this Agreement shall be adjudicated by a court of competent jurisdiction in the state or federal courts of Orange County, Florida. Except as otherwise provided for herein, this Agreement constitutes the entire agreement between the Company and Gale on the matters described herein and it shall not be modified unless in writing and executed by a duly authorized officer of the Company. The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

c.Except as otherwise provided in Section 2 of this Agreement, this Agreement shall have no effect on Gale’s entitlement to stock options or other benefits earned and vested prior to the conclusion of the Transition Period, except to the extent such benefits are affected by the conclusion of the Transition Period under the terms of the respective plans governing such benefits. Except as provided in this subsection (c), such benefits shall be governed by the terms of their respective plans outside the terms of this Agreement.
d.GALE ACKNOWLEDGES THAT HE VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT. GALE REPRESENTS THAT HE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING BELOW.

e.Gale further represents that by entering into this Agreement, Gale is not relying on any statements or representations made by the Company, its officers, directors, agents, or employees, which are not specifically incorporated in this Agreement; rather, Gale is relying upon Gale’s own judgment and the advice of Gale’s attorney, if applicable.

f.The offer embodied in this Agreement shall remain open and capable of acceptance by Gale until March 16, 2020, after which time the offer shall be revoked. Gale acknowledges that he has been given at least 21 calendar days from the date of this Agreement to accept the terms of this Agreement, although he may accept it at any time within those 21 days. After Gale executes this Agreement, Gale will still have an additional 7 days in which to revoke his acceptance. To revoke, Gale must notify the Company’s General Counsel in writing delivered via hand delivery or certified mail, return receipt requested, and the Company’s General Counsel must receive such written notification before the end of the 7-day revocation period. If Gale does not execute this Agreement within the 21-day period, or if he timely revokes this Agreement during the 7-day revocation period, this Agreement will not become effective and he will not be entitled to the Separation Compensation provided for in Section 2 above, and he will return to the Company any and all Separation Compensation already received by him under this Agreement.

g.This Agreement may not be revoked at any time after the expiration of the 7-day revocation period referenced in Section 11(f) above. This Agreement is not intended to and shall not affect the right of Gale to file a lawsuit, complaint or charge that challenges the validity of this Agreement under the Older Workers Benefit Protection Act, 29 U.S.C. §626(f), with respect to claims under the ADEA. Gale agrees, however, that, with the exception of an action to challenge his waiver of claims under the ADEA, if he ever attempts to make, assert or prosecute any claim(s) covered by the General Release and Covenant Not to Sue in Section 3, he will, prior to filing or instituting such claim(s), return to the Company any and all the Separation Compensation payments already received by him under this Agreement, plus interest at the highest legal rate, and, with the exception of an action to challenge his waiver of claims under the ADEA, if the Company prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim, he will pay the Company’s attorneys’ fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recession or annulment of all or any portion of this Agreement.

h.The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon the successors and assigns of the Company and by this Section 11(h), Gale expressly consents to the Company’s right to assign this agreement. This Agreement cannot be assigned by Gale.

i.Except as provided in Section 11(c), this Agreement sets forth the entire agreement between the parties concerning the termination of Gale’s employment with the Company and supersedes any other written or oral promises concerning the subject matter of this Agreement.

j.This Agreement may be signed in counterparts or transmitted by electronic means, but shall be considered duly executed if so signed by the parties.

*****

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year indicated below.

FARO TECHNOLOGIES, INC.

/s/ Katrona Tyrrell
By: Katrona Tyrrell
Its: Chief People Officer
Date: February 25, 2020

/s/ Jody S. Gale
By: Jody S. Gale
Date: February 25, 2020

Exhibit A (To Be Signed on Gale’s Last Date of Employment)

Release of Claims

General Release and Covenant Not to Sue. In return for the Separation Compensation described in the Transition and Separation Agreement, to which this Release is attached, Gale fully and forever discharges and releases the Company, its subsidiaries and affiliates, and each of their respective officers, directors, managers, employees, agents, attorneys and successors and assigns (collectively, the “FARO Companies”) from any and all claims or causes of action, known or unknown, for relief of any nature, arising on or before the date of this Release, which Gale now has or claims to have or which Gale at any time prior to signing this Release had, against the FARO Companies, including, but in no way limited to: any claim arising from or related to Gale’s employment by FARO or the termination of Gale’s employment with FARO, including but not limited to any claim under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981, the Americans With Disabilities Act (“ADA”), the Family and Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act (“ERISA”), the Equal Pay Act (“EPA”), the Occupational Safety and Health Act (“OSHA”), the Florida Civil Rights Act, Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.), Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.), Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.), Florida Minimum Wage Act (§ 448.110, Fla. Stat.), Article X, and Section 24 of the Florida Constitution (Fla. Const. art. X, § 24) and any and all other local, state, and federal law claims arising under statute or common law. Gale also agrees not to file a lawsuit against any of the FARO Companies in connection with such released claims. Gale agrees that if anyone makes a claim or undertakes an investigation involving him in any way, Gale waives any and all rights and claims to financial recovery resulting from such claim or investigation. Gale further represents that he has not assigned to any other person any of such claims, and that he has the full right to grant this release. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. By signing this Release, Gale acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims. Notwithstanding the foregoing, nothing in this Release shall affect Gale’s right to indemnification pursuant to Article 6 of the Company’s Amended and Restated Articles of Incorporation.

Consideration and Revocation Period. Gale acknowledges that he has been given at least 21 calendar days from the date of this Release to accept the terms of this Release, although he may accept it at any time within those 21 days. After Gale executes this Release, Gale will still have an additional 7 days in which to revoke his acceptance. To revoke, Gale must notify the Company’s General Counsel in writing delivered via hand delivery or certified mail, return receipt requested, and the Company’s General Counsel must receive such written notification before the end of the 7-day revocation period. If Gale does not execute this Release within the 21-day period, or if he timely revokes this Release during the 7-day revocation period, this Release will not become effective and he will not be entitled to the Separation Compensation provided for in the Transition and Separation Agreement, and he will return to the Company any and all Separation Compensation already received by him under the Transition and Separation Agreement.

This Release may not be revoked at any time after the expiration of the 7-day revocation period referenced above. This Release is not intended to and shall not affect the right of Gale to file a lawsuit, complaint or charge that challenges the validity of this Release under the Older Workers Benefit Protection Act, 29 U.S.C. §626(f), with respect to claims under the ADEA. Gale agrees, however, that, with the exception of an action to challenge his waiver of claims under the ADEA, if he ever attempts to make, assert or prosecute any claim(s) covered by the Release, he will, prior to filing or instituting such claim(s), return to the Company any and all the Separation Compensation payments already received by him under the Transition and Separation Agreement, plus interest at the highest legal rate, and, with the exception of an action to challenge his waiver of claims under the ADEA, if the Company prevails in defending the enforceability of any portion of the Transition and Separation Agreement or this Release or in defending itself against any such claim, he will pay the Company’s attorneys’ fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recession or annulment of all or any portion of the Transition and Separation Agreement or this Release.
Gale understands and agree that this Release is part of the Transition and Separation Agreement to which it is attached. All terms and obligations of the Transition and Separation Agreement remain in full force and effect.

GALE ACKNOWLEDGES THAT HE VOLUNTARILY ENTERS INTO THIS RELEASE WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT. GALE REPRESENTS THAT HE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS RELEASE BEFORE SIGNING BELOW.

__________________________________
By: Jody S. Gale
Date: __________________